Exhibit 10.5

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (“Agreement”) is made as of this 20th day of March, 2017 (the “Execution Date”) and entered into by and between Richard F. Fitzgerald, a resident of the State of Pennsylvania (“Employee”), on the one hand, and PAVmed, Inc., a Delaware corporation (the “Company”), on the other hand. The Employee and the Company may be collectively referred to herein as the “Parties” or individually as “Party.”

RECITALS

WHEREAS, the Parties mutually desire to provide for the termination of the Employee’s employment with the Company and each of their respective subsidiaries and affiliates pursuant to the terms, conditions and agreements set forth herein;

WHEREAS, by and through this Agreement, the Parties desire to address fully, finally and forever all matters between them arising up to and through the Execution Date, including, but not limited to, any matters arising out of the Employee’s employment with the Company and/or the termination of the foregoing;

NOW THEREFORE, in consideration of the agreements contained herein as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties agrees as follows:

1.           Termination of Employment. The Employee appointment as Chief Financial Officer is terminated as of the date hereof. In addition, to the extent not previously terminated, the Employee hereby resigns from any and all offices and directorships he may hold with each of the Company and each of its subsidiaries and affiliates, effective as of date hereof, and agrees to take any other actions reasonably required to effectuate the foregoing. The Employee’s employment with the Company is terminated effective as of March 31, 2017 (the “Separation Date”), and the Employee’s employment with any other subsidiaries and affiliates of the Company or the Subsidiary is terminated effective as of such date.

2.           Termination of Prior Agreements. The Employment Agreement by and between the Company and the Employee, dated October 8, 2015 (the “Employment Agreement”), is hereby terminated, along with all rights, obligations and responsibilities of the parties thereunder. All other agreements between the Employee and any of the Company and its subsidiaries and affiliates, other than this Agreement, the Consulting Agreement (as defined below), the Option Agreement (as defined below) and the Confidentiality Agreement (as defined below), are hereby terminated in all respects. The Employee’s employment with the Company for the period commencing on the date hereof and ending on the Separation Date shall be on an “at will” basis and the Employee shall be entitled to the compensation and benefits set forth in Sections 3.1, 3.4, 3.5, 3.6 and 3.7 of the Employment Agreement during such employment.

3.          Payments and Continuation of Benefits. The Parties agree that the Employee shall be entitled to receive the following, subject to the following terms and conditions:

(a)       On or as soon as practicable after the Separation Date, the Company shall (i) pay to the Employee all unpaid salary accrued at his rate as of the date of this Agreement through the Separation Date, (ii) pay to the Employee all accrued but unused vacation pay through the Separation Date, and (iii) reimburse to the Employee all outstanding reimbursable expenses incurred by the Employee and submitted to, and approved by, the Company prior to the Separation Date in accordance with the Company’s applicable policies and practices, to the extent not previously reimbursed.

(b)       In consideration of and subject to and conditioned upon (i) the Employee’s execution and non-revocation of the Release (as defined below) and (ii) the Employee’s compliance with Section 4 below and the Confidentiality Agreement:

i.        On the Separation Date, the Company and the Employee shall enter into a consulting agreement with the Employee in the form attached hereto as Exhibit A (the “Consulting Agreement”).

ii.        On the Separation Date, the Company and the Employee shall enter into an amendment to the Option Agreement, dated as of April 28, 2016, between the Company and the Employee (the “Option Agreement”) in the form attached hereto as Exhibit B (the “Amendment to the Option Agreement”). References herein and in any document delivered in connection herewith to the “Option Agreement,” from and after the time of execution of the Amendment to the Option Agreement, shall mean the Option Agreement as amended thereby.

iii.        The Company shall provide continued enrollment of the Employee and, if enrolled as of the date hereof, his family (the “Enrolled Persons”) from the Termination Date through the earliest to occur of (A) June 30, 2017, or (B) such time as Enrolled Persons become eligible for coverage under another “group health plan” (within the meaning of Internal Revenue Code Section 4980B) (in either case, the “Continuation Period”), at the same level of benefits (including deductibles and co-pays) and at Company’s sole cost and expense, in the group health plans (the “Benefit Plans”) in which the Employee was enrolled immediately prior to the Execution Date, as may be adjusted in a manner applicable to plan participants generally.

To the extent that any payments or benefits under this Section 3(b) would become due or payable to or on behalf of the Employee after the Separation Date and prior to the expiration of the revocation period applicable under the Release, such payments shall be delayed until (and subject to and conditioned upon) the expiration of such revocation period, and shall be paid as soon as practicable thereafter (assuming that the Release has not been revoked). Without limiting the foregoing, the Company shall not be obligated to pay the costs and expense of enrollment in the Benefit Plans during the revocation period, and to the extent Employee pays such premiums, the Company shall reimburse the Employee for such premiums promptly after expiration of the revocation period.

(c)       Except as expressly provided in this Section 3, the Consulting Agreement, the Option Agreement and the Confidentiality Agreement, the Employee shall not be entitled to any additional payments or benefits in connection with his employment with the Company or any of its subsidiaries or affiliates, or the termination thereof or under or in connection with any contract, agreement or understanding between the Employee and any of the foregoing. Except as expressly provided herein, all employee benefits and perquisites provided or funded in whole or in part by the Company or any of its subsidiaries or affiliates shall cease as of the Separation Date.

4.          Non-Solicitation; Confidentiality. As consideration for and to induce the Company to enter into this Agreement, the Consulting Agreement and the Amendment to the Option Agreement and to provide the other benefits under Section 3(b), the Employee hereby covenants and agrees that he will not, for a period commencing on the Execution Date and ending on the two year anniversary of the Separation Date, (a) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while the Employee was employed by the Company (other than the Employee’s personal secretary and assistant); or (b) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a “Competitive Business”, any of its customers or other persons with whom the Company has a contractual relationship. For purposes of this paragraph, a “Competitive Business” means any person, firm or corporation engaged in the medical device industry with products similar to those under development by the Company. On the Separation Date, the Employee and the Company shall execute the confidentiality agreement in the form attached hereto as Exhibit C (“Confidentiality Agreement”).

5.          Remedies Upon Breach. The Employee acknowledges that the Company and/or its subsidiaries and affiliates will suffer substantial damage which will be difficult to compute and that the remedies at law will be inadequate if the Employee should violate any of the covenants or other obligations contained in Section 5 hereof, and that the restrictions in Section 5 of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Company and its subsidiaries and affiliates. Accordingly, the Parties agree that the Company shall be entitled to the remedies of injunction and/or specific performance (in addition to any other remedies, at law or in equity, as may be available), and the Company shall not be required to post a bond in connection therewith.

6.          Indemnification. Nothing herein shall impair or affect any indemnification rights provided in the Company’s certificate of incorporation or bylaws. After the date hereof, the Employee shall remain eligible for coverage as an officer of the Company under all director and officer insurance policies maintained by the Company as of the date hereof, for acts or omission occurring on or prior to the date hereof, subject, however, to the terms, conditions, exclusions and limitations of such policies.

7.          Release. The Employee agrees that, as a condition to the Company’s obligations under Section 3(b) above, within the timeframe specified in the release of claims attached hereto as Exhibit D (the “Release”), but not before the Separation Date, the Employee shall execute, deliver to the Company and thereafter shall not revoke the Release.

8.          No Admission. This Agreement shall not in any way be construed as an admission by the Company or any of its subsidiaries or affiliates of any liability whatsoever or as an admission by any of the foregoing of any acts of wrongdoing or discrimination against the Employee or any other persons. In fact, each of the foregoing entities specifically disclaims, on behalf of itself, its subsidiaries and affiliates, any liability to and wrongdoing or discrimination against the Employee or any other persons.

9.          Cooperation. The Employee agrees to cooperate with the Company and its subsidiaries and affiliates with respect to all matters arising during or related to his employment about which he has personal knowledge because of his employment with the Company, including but not limited to all matters (formal or informal) in connection with any government investigation, internal investigations, litigation (potential or ongoing), administrative, regulatory, or other proceeding which currently exists, or which may have arisen prior to or arises following the signing of the Agreement. Such cooperation will include, but not be limited to, the Employee’s willingness to be interviewed by representatives of the Company or its subsidiaries or affiliates, and to participate in such proceedings by deposition or testimony. The Employee understands that the Company will reimburse him for his reasonable out-of-pocket expenses (including attorney’s fees and legal costs) incurred in connection with such cooperation.

10.        Binding Effect. This Agreement shall be binding upon the Employee, his heirs, representatives, executors, administrators, successors, and assigns, and upon the Company and its successors, parents, subsidiaries, affiliated companies, and assigns. If either Party violates any provision of this Agreement, the other Party may present this Agreement to any court of competent jurisdiction for the purpose of obtaining legal and equitable relief.

11.        Governing Law. This Agreement is deemed by the Parties to be made and entered into in the State of New York. It shall be interpreted, enforced, and governed under the laws of New York. Any action or proceeding arising under or with respect to this Agreement shall be brought in a federal or state court having jurisdiction located in the County of New York, State of New York.

12.        Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

13.        Section 409A of the Code. If at any time the Company determines that any payment under this Agreement may be or become subject to the imposition of taxes under Internal Revenue Code Section 409A, the Company shall have the right, in its sole discretion and upon providing written notice to the Employee, to adopt such amendments to this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate to (a) exempt the payments provided hereunder according to Internal Revenue Code Section 409A and/or preserve the intended tax treatment of such payments, or (b) comply with the requirements of Internal Revenue Code Section 409A. Any such amendments by the Company shall have no cumulative adverse financial impact upon the Employee. In no event whatsoever shall the Company or any of the other Releasees (as defined in the Release) be liable for any additional tax, interest or penalties that may be imposed on the Employee by Internal Revenue Code Section 409A or any damages for failing to comply with Code Section 409A.

14.        Withholding. The Company shall withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

15.        Reliance. The Employee hereby acknowledges that he has not relied on any information provided or statements made by the Company, or any of its agents, representatives, or attorneys that are not contained in this Agreement. In return for executing this Agreement, the Employee is receiving only the consideration described in this Agreement.

16.       Entire Agreement. This Agreement, the Consulting Agreement, the Option Agreement and the Confidentiality Agreement contain the entire agreement between the Parties, and, except as otherwise provided herein, this Agreement, the Consulting Agreement, the Option Agreement and the Confidentiality Agreement supersede any other oral or written agreements or understandings between the Parties, including without limitation the Employment Agreement.

17.       Amendments. All modifications and amendments to this Agreement must be made in writing and signed by the Parties.

18.        Waiver. No delay or omission by the Parties in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a Party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

19.        Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.        Proper Authorization; Due Execution. The Company represents and warrants to the Employee that this Agreement has been approved by its Board of Directors and that the officer signing on its behalf below has been fully authorized to do so.

21.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

22.        Further Assurances. From time to time, each of the Parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

23.        No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer on any person, other than the Parties to this Agreement, any right or remedy of any nature whatsoever.

24.        Non-Disparagement. Each Party agrees that it will not, at any time, make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions or news agencies, in any case, which could reasonably be expected to disparage, defame, libel or slander the other Party.

25.        Return of Property and Materials. The Employee will, at the Company’s request, promptly deliver to the Company all Company property and all memoranda, notes, records, reports, customer lists, manuals, drawings and other documents (and all copies thereof) relating to the business of the Company and its subsidiaries and affiliates and all property associated therewith, which the Employee may now possess or have under his control.

26.        No Future Employment. The Employee agrees not to seek future employment with the Company or any of its subsidiaries or affiliates.

27.        Review and Approval. The Parties hereto acknowledge that they have each had adequate and legally sufficient time to review and seek legal guidance concerning this Agreement. The Employee specifically has been advised to consult with an attorney concerning this Agreement. The Employee understands the rights that are waived by this Agreement, including rights under the Age Discrimination in Employment Act. Specifically, the Employee acknowledges that he has had at least 21 days to consider this Agreement. If the Employee chooses to execute this Agreement prior to the end of 21 days, it is solely his choice.

28.        Cancellation upon Written Notice. The Employee may revoke his signature on this Agreement and the Release within seven days following his signing of this Agreement and the Release by sending notice to the Company, either by certified mail, return receipt requested, or overnight delivery so that the notice arrives before the expiration of the seven day revocation period. The Employee understands and agrees that if he revokes this Agreement or the Release within the seven days, the Company is not obligated to fulfill the obligations contained in this Agreement.

29.        Voluntary Execution and Waiver. The Employee further represents and warrants that he freely negotiated the terms of this Agreement and that he enters into and executes it and the Release voluntarily. The Employee understands that this is a voluntary waiver of any claims under the laws and orders stated in the Release that relate in any way to his employment with, complaints about, compensation due, or separation from the Company.

30.        Whistleblower Provision. No clause in the Agreement, including all provisions relating to confidentiality, shall be interpreted as restricting or prohibiting, in any way, the Employee’s right to voluntarily communicate with the Securities and Exchange Commission or receiving monetary recovery or a whistleblower award from the Securities and Exchange Commission for related disclosures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the dates set forth below.

PAVMED, INC.

By:	/s/ Lishan Aklog		Date:	3/20/17
	Name:	LISHAN AKLOG
	Title:	Chairman & CEO

/s/ Richard Fitzgerald			Date:	3/20/2017
Richard Fitzgerald

[Signature Page to Separation Agreement]

EXHIBIT D

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge PAVmed, Inc., a Delaware corporation (the “Company”), and each of its affiliates and subsidiaries, and each of their present and former partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, lenders, insurers, and all persons acting by, through, under or in concert with them (collectively, the “Releasees”), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter collectively called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; including, without limitation, any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, separation pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on any Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Age Discrimination in Employment Act (including the Older Workers’ Benefit Protection Act), the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, [insert other applicable federal or state law], each as amended, and any and all claims under the laws of any state, county, municipality, or other governmental subdivision of the United States or any state, including but not limited to the State of New York.

Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to benefits under Section 3(b) of that certain Separation Agreement between the Company and the undersigned, to which this Release is attached (the “Separation Agreement”), or under the Consulting Agreement, the Option Agreement and the Confidentiality Agreement (each as defined in the Separation Agreement).

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1)       HE IS ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE;

(2)       HE HAS 21 DAYS FROM HIS RECEIPT OF THE SEPARATION AGREEMENT AND THIS RELEASE TO CONSIDER BOTH BEFORE SIGNING THEM; AND

(3)       HE HAS 7 DAYS AFTER SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE TO REVOKE HIS SIGNATURE, AND THE SEPARATION AGREEMENT AND THIS RELEASE WILL BECOME EFFECTIVE

UPON THE EXPIRATION OF THAT REVOCATION PERIOD PROVIDED HE DOES NOT EXERCISE HIS RIGHT TO REVOKE.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims against the Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim, to the fullest extent permitted by law.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of the Separation Agreement or this Release shall constitute or be construed as an admission of any liability or wrongdoing whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in the Separation Agreement or this Release, and the undersigned agrees that the Separation Agreement and this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Release this 20th day of March, 2017.

/s/ Richard Fitzgerald
Richard Fitzgerald